                                                        January 29, 1999



                          NOFIRE TECHNOLOGIES, INC.
                             21 INDUSTRIAL AVENUE
                     UPPER SADDLE RIVER, NEW JERSEY  07458
                               (201) 818-1616


                               PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held March 12, 1999



This Proxy Statement and the accompanying proxy card, Notice of Annual Meeting of Stockholders, and letter to stockholders are being mailed to holders (the "Stockholders") of the common stock, par value $.20 per share (the "Common Stock"), of NoFire Technologies, Inc., a Delaware corporation (the "Company"), on or about January 29, 1999, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board of Directors") to be exercised at the Annual Meeting of Stockholders (the "Meeting") to be held at the Saddle Brook Marriott, at the intersection of Route 80 and the Garden State Parkway, Saddle Brook, New Jersey, on March 12, 1999, at 2:00 p.m. Eastern Standard Time.

At the Meeting, the Stockholders will be asked to consider and vote on the following proposals (collectively, the "Proposals"):

    (i) The election of four (4) directors to hold office for terms expiring at the 2000 annual meeting of stockholders;

    (ii) The approval of an amendment (the "Amendment") to the Amended and Restated Articles of Incorporation of the Company to increase the authorized capital stock of the Company from 25,000,000 shares of Common Stock, $.20 par value, to 50,000,000 shares of Common Stock.

    (iii) The approval and ratification of the selection of Wiss & Company, LLP ("Wiss") by the Board of Directors as independent auditors for the Company for the fiscal year ending August 31, 1999; and

    (iv)  Such other business as may properly come before the Meeting.


The Board of Directors does not know of any other matter that is to come before the Meeting. If any other matters are properly presented for consideration, however, the persons authorized by the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

Only Stockholders of record as of the close of business on January 15, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting or any adjournments thereof. As of the close of business on the Record Date, there were 12,704,859 shares of Common Stock issued and outstanding and entitled to vote. The Common Stock constitutes the only class of capital stock of the Company issued and outstanding. Each Stockholder of record on the Record Date is entitled to one vote for each share of Common Stock held. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Meeting; however, if a quorum is not present or represented at the Meeting, the Stockholders entitled to vote thereat, present in person or represented by proxy, have the power to

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adjourn the Meeting from time to time, without notice, other than by announcement at the Meeting, until a quorum is present or represented. At any such adjourned Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Meeting.

Each share of Common Stock may be voted to elect up to four individuals (the number of directors to be elected) as directors of the Company. To be elected, each nominee for director must receive a plurality of the votes cast by the shares of Common Stock entitled to vote at a meeting at which a quorum is present. It is intended that, unless authorization to vote for one or more nominees for director is withheld, proxies will be voted FOR the election of all of the nominees named in this Proxy Statement. Approval of a majority of the shares of Common Stock represented and voting at the meeting will be necessary for the approval of the Amendment and the ratification of the Board of Directors' selection of Wiss as independent auditors for the fiscal year ending August 31, 1999. However, approval of the Amendment requires the affirmative vote of the holders of a majority of the issued and outstanding common stock. Therefore, abstentions and broker non-votes will have the same effect as a negative vote with respect to such Proposal.

Votes cast by proxy or in person will be counted by two persons appointed by the Company to act as inspectors for the Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are represented and entitled to vote for the purpose of determining the presence of a quorum. For purposes of the Proposals to elect directors, approve the Amendment, and to ratify Wiss, abstentions and broker non-votes (as defined below) will not be counted as votes cast and, accordingly, will have no effect on the result of the vote on such Proposals.

Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. The missing votes on non-routine matters are deemed to be "broker non-votes." The election inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters), except as provided above.

Stockholders are urged to sign the accompanying form of proxy, solicited on behalf of the Board of Directors, and, immediately after reviewing the information contained in this Proxy Statement and in the Annual Report outlining the Company's operations for the fiscal year ended August 31, 1998 (included with the original mailing of this Proxy Statement), return it in the envelope provided for that purpose. Valid proxies will be voted at the Meeting and any adjournment or adjournments thereof in the manner specified therein. If no directions are given but proxies are executed in the manner set forth herein, such proxies will be voted FOR the election of the nominees for director set forth in this Proxy Statement, FOR approval of the Amendment, and FOR the ratification of the selection of Wiss as the Company's independent auditors for the fiscal year ending August 31, 1999. Any Stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by giving written notice to the Secretary of

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the Company of such revocation, voting in person at the Meeting, or executing and delivering to the Secretary of the Company a later-dated proxy.

Each of the directors and executive officers of the Company has informed the Company that he will vote all of his shares of Common Stock in favor of all of the Proposals.


PROPOSAL 1:            ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors of the Company shall be as set forth in the Company's Articles of Incorporation, as amended (the "Articles"), or as may be established by the Board of Directors but may not be fewer than the number required under the Delaware General Corporation Law nor more than nine (9) members. The current Board of Directors consists of four members: namely, Sam Oolie, Dr. Samuel Gottfried, Bernard J. Koster, and Gerald H. Litwin. If they are re-elected, they will hold office until the next annual meeting of Stockholders and until their successors are elected and qualify. Each of the nominees has consented to serve as a director if elected. If any of the nominees shall become unable or unwilling to stand for election as a director (an event not now anticipated by the Board of Directors), proxies will be voted for such substitute as shall be designated by the Board of Directors. The table under the Section "Directors and Executive Officers/Management" sets forth for each nominee for election as a director of the Company his age, principal occupation, position with the Company, if any, and certain other information.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.


PROPOSAL 2:      APPROVAL OF INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF
                 CAPITAL STOCK

The Board of Directors has approved and adopted, subject to stockholder approval, an amendment to the Amended and Restated Articles of Incorporation of the Company to increase the authorized shares of Common Stock from 25,000,000 to 50,000,000 shares. The Company currently has authorized one class of Common Stock and no other classes of any other stock. The class of Common Stock authorized is $.20 par value. Since the Plan of Reorganization of the Company that was confirmed by the Bankruptcy Court for the District of New Jersey and the consummation of the Plan, the Company's outstanding shares of Common Stock has increased by 59% from 8,000,000 shares issued and outstanding to 12,704,859 shares issued and outstanding at the Record Date. In addition, the Company has issued warrants and convertible debentures. If all such warrants and convertible debentures were converted into shares of Common Stock of the Company, the total issued and outstanding shares of Common Stock of the Company would be 23,780,375 shares. A substantial portion of the issued and outstanding shares of Common Stock (including shares set aside for exercise by warrant holders and holders of the convertible debentures) has occurred in the past 12 to 24 months. The Amendment to the Amended and Restated Articles of Incorporation will provide the Company with additional flexibility to use its Common Stock for business and financial purposes. The additional shares will be available for future issuance for cash, for settlement of debt, for acquisition of property or shares of other corporations, for stock dividends and stock splits, for employee and other compensation, and for other corporate purposes of the Company. Unless required to do so by law or the rules of any exchange or trading system upon which the Common Stock is then traded, the Board of

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Directors would not be required to seek any authorization or approval from the Company's stockholders for the issuance of additional shares of Common
Stock.

The Company presently has sufficient authorized and unissued capital stock to meet all of its obligations to date. Accordingly, an affirmative vote with respect to the Amendment is not required to consummate any transaction to which the Company is a party and does not constitute approval by the Stockholders of any transaction. The Amendment will not be effective unless and until it is filed with the Secretary of State of the State of Delaware. If the Amendment is authorized by a vote of the Company's stockholders, the Board of Directors intends to file the Amendment with the Secretary of State of the State of Delaware prior to the end of the 1999 fiscal year.

The affirmative vote of a majority of the issued and outstanding shares of common stock is required for approval of the Amendment. Accordingly, abstentions or broker non-votes will have the effect of a vote against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxy will be voted FOR the proposal to approve the Amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
    AMENDMENT.


PROPOSAL 3:       RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Wiss, the Company's independent auditors for its fiscal years ended August 31, 1995, 1996, 1997, and 1998, has been selected by the Board of Directors to act in the same capacity for the Company's fiscal year ending August 31, 1999, subject to ratification by the Company's stockholders. There are no affiliations between the Company and Wiss, its partners, associates, or employees, other than as pertain to the engagement of Wiss as independent auditors for the Company in previous years. One or more representatives of Wiss are expected to be present at the Meeting and will be given the opportunity to make a statement if they so desire and will respond to appropriate questions.

The affirmative vote of a majority of the votes cast regarding the proposal is required to ratify the selection of Wiss. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to ratify the selection of Wiss to serve as independent auditors for the Company for its fiscal year ending August 31, 1999.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF WISS.


             DIRECTORS AND EXECUTIVE OFFICERS/MANAGEMENT

The following table sets forth the names of all directors and officers of the Company and the position in the Company held by them:

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Name                       Age             Position

Dr. Samuel Gottfried       52              Director, President,
                                           Chief Technical Officer and
                                           Assistant Treasurer

Bernard J. Koster          66              Director

Gerald H. Litwin           56              Director

Alphonso Margino           60              Secretary

Sam Oolie                  62              Director, Chairman of the
                                           Board and Chief Executive Officer

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are elected by the Board of Directors and serve at the pleasure of the Board of Directors.


Dr. Samuel Gottfried

Dr. Gottfried was named a director of the Company and appointed President of its fire retardant products subsidiaries in August, 1991. He was appointed Interim Chairman of the Board and Chief Executive Officer on August 14, 1992. On August 16, 1995 he was elected President, Chief Technical Officer, and Assistant Treasurer of the Company. Dr. Gottfried holds a doctorate in electrical engineering from New York University and a Ph.D. in electrophysics from the Polytechnic Institute of New York. Dr. Gottfried was a defendant in an action commenced by the Securities and Exchange Commission against the Company, Dr. Gottfried, and certain former shareholders, officers, directors, and accountants of the Company in the United States District Court for the District of New Jersey on September 27, 1994 alleging various violations of the federal securities laws by the defendants. Dr. Gottfried did not admit or deny any wrongdoing. The action was resolved through the entry of consent judgments against the defendants permanently enjoining the defendants, including the Company and Dr. Gottfried, against future securities laws violations.


Bernard J. Koster

Mr. Koster has served as a Director of the Company since September, 1993. Mr. Koster is an attorney and accountant and since January 1, 1993 has been of counsel to the law firm of Gerald H. Litwin, P.A., formerly Litwin and Holsinger, Hackensack, New Jersey. Since 1993, Mr. Koster has also served as a Director of Tofutti Brands, Inc., a health food manufacturer.


Gerald H. Litwin

Mr. Litwin has served as a Director of the Company since August 16, 1995. During the past five years, Mr. Litwin, an attorney, has been the principal of Gerald H. Litwin, P.A. and previously a partner in the law firm of Litwin & Holsinger, Hackensack, New Jersey. Mr. Litwin's firm served as the Company's general counsel and continues to provide certain legal services to the Company.



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Sam Oolie

Mr. Oolie has served as a Director of the Company since September, 1993 and as Chairman of the Board and Chief Executive Officer since August 16, 1995. Since 1985, Mr. Oolie has been Chairman of Oolie Enterprises, a privately owned investment company. Mr. Oolie also serves as a Director of Avesis, Inc., a provider of optical and dental services to employee groups, since March, 1985; Comverse Technology, Inc., a manufacturer of voice storage and forwarding systems and message management computer services, since May, 1985; and NCT Group, Inc.(formerly Noise Cancellation Technologies, Inc.), a company developing and manufacturing electronic noise cancellation devices, since April, 1987.


Alphonso Margino

Mr. Margino was appointed to the Board of Directors and named to the office of Secretary on June 15, 1998. Mr. Margino resigned as a member of the Board of Directors on November 24, 1998. Until August 11, 1995, Mr. Margino was Vice Chairman of the Board and President of a former subsidiary of the Company. In the interim period, he continued to be associated with the Company in marketing capacities.


                           COMMITTEES

The Board of Directors of the Company has established an Executive Committee consisting of Dr. Gottfried and Mr. Oolie, an Audit Committee consisting of Mr. Litwin and Mr. Koster, and a Compensation Committee consisting of Mr. Litwin and Mr. Koster.

The Board of Directors had delegated to the Compensation Committee responsibility for developing and applying programs for compensating the Company's executive officers. The responsibility of the Compensation Committee was to establish the general compensation policy of the Company and review and approve compensation of the executive officers of the Company; it will administer employee benefit plans established by the Company. The initial purpose of the Compensation Committee was to review the overall compensation program of the Company to assure that it is reasonable and, in consideration of all of the facts, adequately recognizes performance tied to creating stockholder value and meeting overall Company compensation and business objectives. Since the Company is still in the development stage, the Compensation Committee has not provided any substantial services to the Company. Accordingly, it is the intention of the Company when the Company no longer is in the development stage to have the Compensation Committee perform a more active role with respect to the compensation of the executive officers of the Company.

The Audit Committee has not had any formal meetings this past year.


                        EXECUTIVE COMPENSATION

The Company's Summary Compensation Table is set forth below in two tables. Except as discussed in the Notes to such tables, the Company had no Option/SAR Grants, Aggregated Option/SAR Exercises or Fiscal Year End Option/SAR's for the years ended August 31, 1998, 1997, or 1996, nor were there any long-term incentive plan awards or stock options or stock appreciation rights.
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Non-employee Directors are not compensated for Board of Directors meetings or committee meetings attended.

                         SUMMARY COMPENSATION TABLE
For the Years Ended August 31, 1998, 1997, and 1996

Name and                Year Ended    Salary   Salary      Options   All Other
Principal Position      August 31      Paid   Deferred(1)   SAR's  Compensation

Sam Oolie                1998        $59,550   $75,010       None       None
Chairman of the Board    1997        $53,118   $75,010        (2)       None
and Chief Executive      1996        $50,678   $75,010       None       None
Officer since
August 16, 1995

Samuel Gottfried         1998        $99,565   $39,998       None       None
President and Chief      1997        $98,820   $39,998        (2)       None
Technical Officer        1996        $96,290   $39,988       None       None
since August 16, 1995

Alphonso Margino         1998        $52,142   $25,012       None       None
Secretary since          1997        $51,942   $25,012        (2)       None
June 15, 1998            1996        $51,917   $25,012       None       None


Note (1) Amounts shown as salary deferred for fiscal years 1998, 1997, and 1996 represent amounts payable to such executives in the future commencing when the Company achieves sales at an annualized rate over $2 million and such payments are authorized by the Board of Directors.

Note (2) At a meeting of the Company's Board of Directors held on June 18, 1997, the Board of Directors authorized the issuance of warrants at an exercise price of $2.00 per share with immediate vesting to Mr. Oolie 300,000 shares; Dr. Gottfried 160,000 shares; and Mr. Margino 100,000 shares.


                         EMPLOYMENT AGREEMENTS

The Company has no employment agreements in effect.


                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                   OWNERS AND MANAGEMENT

The following table sets forth as of January 11, 1999 the number of shares of Common Stock owned of record or beneficially owned by each of the Company's officers, directors, and stockholders owning at least 5% of the Company's issued and outstanding shares of Common Stock, by all of the Company's officers and directors as a group, and the percentage of the total outstanding shares represented by such shares.

Name and Address               Shares Beneficially      Approximate
Beneficial Owner               Owned (1)                Percent of Class (2)

Sam Oolie                       1,900,000                14.61%
NoFire Technologies, Inc.
21 Industrial Avenue
Upper Saddle River, NJ  07458

Samuel Gottfried	               1,760,000                13.27%
NoFire Technologies, Inc.
21 Industrial Avenue
Upper Saddle River, NJ  07458
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Alphonso Margino	                 293,000                 2.29%
NoFire Technologies, Inc.
21 Industrial Avenue
Upper Saddle River, NJ 07458

Bernard J. Koster                 126,300                  .99%
7 Old Smith Road
Tenafly, NJ  07670

Gerald H. Litwin	                 125,000                  .97%
Two University Plaza
Hackensack, NJ  07601

Robert Downey (3)               1,521,614                11.03%
755 Park Avenue
New York, New York 10021


Edward Kaplan                     716,666                  5.53%
1000 Connecticut Avenue, NW
Washington, DC 20036

NF Partners (3)                 3,338,239                 29.13%
667 Madison Avenue
New York, NY 10021


All officers and directors      4,204,300                 30.38%
as a group (5 persons)


Note (1) Shares Beneficially Owned includes fully vested warrants in the following amounts: Oolie 300,000; Gottfried 560,000; Margino 105,000; Koster 42,500; Litwin 125,000; Downey 1,086,867; Kaplan 250,000; and NF Partners
3,338,239.

Note (2) As of January 11, 1999, there were 12,704,859 shares of Common Stock issued and outstanding. Percentage of Class for All officers and directors as a group is computed on 4,204,300 shares which includes 1,132,500 shares exercisable within 60 days pursuant to warrants owned by all the persons included.

Note (3)   Mr. Downey and NF Partners are members of a group of accredited investors who entered into agreements on June 16, 1998 and October 28, 1998 to severally purchase units consisting of common stock and warrants for common stock. Forms 13D, which included as exhibits the full text of the agreements, were filed with the SEC for each the agreement.


             COMPLIANCE WITH SECTION 16(a) OF THE 1934 ACT

Section 16(a) of the 1934 Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of copies of Forms 3, 4, and 5 and amendments thereto furnished to the Company during or with respect to its fiscal year ended August 31, 1998, the Company believes that no director or officer of the Company or beneficial owner of more than 10% of the Company's Common Stock failed to file on a

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timely basis reports required by Section 16(a) of the 1934 Act during such fiscal year other than Mr. Margino who filed on January 4, 1999, Form 3 which was due on June 25, 1998 and Form 4 which was due on December 10, 1998.


            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As a result of loans made to fund the Company's operations during its trusteeship under the Chapter 11 bankruptcy that ended on August 11, 1995 plus accrued interest to that date, there were balances due at September 1, 1996 of $183,456 to Mr. Oolie and $ 11,704 to Mr. Koster. No payments have been made against these balances in fiscal 1997 or 1998. The balances are included in the Company's liability for settled claims at net present value.

Mr. Oolie has made advances to the Company, and partial repayments have been made. At August 31, 1997, the balance was $36,000 and at August 31, 1998 it was $22,750.

On June 18, 1997, the Company's Board of Directors authorized the issuance of warrants to Mr. Oolie, Dr. Gottfried, Mr. Margino, Mr. Koster and Mr. Litwin, entitling such holders to purchase respectively 300,000, 160,000, 100,000, 25,000, and 25,000 shares of the Company's common stock at a price of $2.00 per share.


Mr. Litwin is the principal of the law firm of Gerald H. Litwin, P.A., which served as the Company's general counsel to November 4, 1996 and continues to provide certain legal services to the Company. The Company is obligated to that firm in the amount of $335,985 which includes fees for legal services rendered during the pendency of the Company's bankruptcy reorganization proceedings through August 31, 1998. Interest has been accrued on unpaid balance since fiscal 1997. Expenses in fiscal 1997 were $53,872 for legal services and $20,166 for interest charges, and in fiscal 1998, $28,727 in fees and $46,071 in interest charges. In addition, Litwin & Holsinger, the predecessor firm, filed a claim as an unsecured creditor in the bankruptcy proceedings in the gross amount of $140,403 in respect of pre-petition legal services rendered and has received one distribution in the amount of $15,584 in respect thereof.


                       EXPENSES OF SOLICITATION

The expense of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by the directors, officers, and employees of the Company by other means, including telephone, telecopy, or in person. No special compensation will be paid to directors, officers, or employees for the solicitation of proxies. To solicit proxies, the Company also may request the assistance of banks, brokerage houses, and other custodians, nominees, or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies.


            STOCKHOLDERS PROPOSALS FOR THE 2000 ANNUAL MEETING

Stockholders who may wish to present proposals for inclusion in the Company's proxy materials and for consideration at the 2000 Annual Meeting of Stockholders must submit such proposals in writing to the Secretary of the Company in accordance with all applicable rules and regulations of the

                               Page 9
<APGE>
SEC for receipt by the Company no later than September 20, 1999. A signed proxy shall confer discretionary authority upon the Company to vote on all Stockholder proposals that are not received by the Company on or before December 15, 1999.


                           OTHER BUSINESS

The Company knows of no other business that will come before the Meeting for action. As to any other business that comes before the Meeting, the persons designated as proxies will have discretionary authority to act in their best judgment.


                        AVAILABLE INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC. You may read and copy any reports, statements, or other information that the Company files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http//www.sec.gov."

The SEC allows the Company to "incorporate by reference" information into this Proxy Statement, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information contained directly in the Proxy Statement. This Proxy Statement incorporates by reference the Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1998 and this Form 10-KSB is part of the annual report to Stockholders which accompanies the original mailing of this proxy. This document contains important information about the Company and its financial condition.

The Company incorporates by reference additional documents that the Company may file with the SEC between the date of this Proxy Statement and the date of the Meeting. These may include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, if any, as well as proxy statements.

If you are a Stockholder, the Company may have sent you some of the documents incorporated by reference, but you can obtain any of them through the Company or the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from the Company without charge, excluding all exhibits unless specifically incorporated by reference as exhibits in the Proxy Statement. Stockholders may obtain documents incorporated by reference in this Proxy Statement by requesting them in writing from the Company at the following Address:

    21 Industrial Avenue
    Upper Saddle River, New Jersey 07458
    Attention:    Secretary

If you would like to request documents from the Company, please do so by February 27, 1999 to receive them before the Meeting. If you request any incorporated documents, they will be mailed to you by first-class mail, or other equally prompt means, within thirty business days of receipt of your request.

                                Page 10
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You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote your shares at the Annual Meeting of Stockholders. The Company has not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated January 29, 1999. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than that date.

                                           NOFIRE TECHNOLOGIES INC.




                                           Sam Oolie
                                           Chief Executive Officer




January 29, 1999
Upper Saddle River, New Jersey











STOCKHOLDERS ARE URGED, REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY OWNED, TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY. YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY IS APPRECIATED.



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